Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements File No. 333-128202, File
No. 333-134249, and File No. 33-208051 on Form S-8 and the Registration Statements No. 333-
146121 and No. 333-157631 on Form S-3 of Parke Bancorp, Inc. of our report dated
March 15, 2023, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Parke Bancorp, Inc. for the year ended December 31, 2022.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania
March 15, 2023